STATE OF TEXAS      )
                    )
COUNTY OF LUBBOCK   )

                                 LEASE AGREEMENT

     This Lease Agreement is made and entered into on the date of execution hereof by and between JOE MANNING AND JOE MANNING IV, (hereinafter called "Lessors"), and STEWART & STEVENSON SERVICES, INC., (hereinafter called "Lessee"), a Texas corporation.

                              ARTICLE 1. - PREMISES

     Lessors hereby lease to Lessee and Lessee leases from Lessor the premises described as follows:

          "A 5-acre tract of land out of Section 3, Block 5, GS & SF RR Co. Survey in Lubbock County, Texas, together with all improvements thereon which include approximately 25,000 square feet of building, subject to restrictions, easements, and reservations of record. Said real property hereinafter called the "Leased Premises."

                               ARTICLE 2. - TERM

     The term of this Lease Agreement shall begin on March 1, 1986 and shall terminate on Midnight April 30, 1991, if Lessee gives Lessor thirty days notice of Lessee's intent to so terminate this Lease Agreement. In the event the Lessee does not give Lessor such notice, the term of this Lease shall continue until Midnight April 30, 1996.

                                ARTICLE 3. - RENT

     Without offset or deduction, Lessee shall pay Lessor the sum of $5,100.00 per month on the first day of each calendar month, monthly in advance for each and every month for the first five years. Lessee shall pay Lessor the sum of $5,100.00 per month for the second five years.

                               ARTICLE 4. - REPAIRS

     At its own expense, Lessee shall make all repairs as should be reasonably necessary to keep the Leased Premises in good condition and repair. Lessee agrees that all damages or injury done to the Leased Premises, except damage resulting from the acts or omissions of Lessor, Lessor's agents and employees, or damage or destruction resulting in a termination of this Lease under Article 9, shall be repaired by Lessee at Lessee's expense. Lessor shall be responsible for repairs to all structural components of the building such as roof and walls unless damage is the result of Lessee's negligence.

               ARTICLE 5. - ALTERATIONS, ADDITIONS AND IMPROVEMENTS

     Lessee shall not make any alterations, additions or improvements to the Leased Premises without consent thereto by Lessor. Lessor's consent shall not be unreasonably withheld. At the termination of this Lease Agreement, Lessee shall have the right to remove any fixtures installed by Lessee, provided Lessee is not in default hereunder.

                          ARTICLE 6. - UTILITY CHARGES

     Lessee shall pay all utility charges for the utilities used in and about the Lease Premises. All such charges will be paid by Lessee to the utility companies or municipalities furnishing the same, before the same shall become delinquent.

                           ARTICLE 7. - PROPERTY TAXES

     Lessee shall pay all municipal, county, school, state and other real property taxes levied on the Leased Premises. All such taxes are to be paid by Lessee before the same shall become delinquent.

                             ARTICLE 8. - INSURANCE

     Lessee shall maintain, at its expense, fire and casualty insurance on the Leased Premises.

                 ARTICLE 9. - DESTRUCTION OF THE LEASED PREMISES

     If the buildings situated on the Leased Premises should be damaged or destroyed by fire, tornado, or other casualty, Lessee shall give immediate notice thereof to Lessor. If the buildings situated upon the Leased Premises should be totally destroyed by fire, tornado, or other casualty, or if the buildings should be so damaged that rebuilding or repair cannot be completed within thirty days after Lessor is notified by Lessee of such damage or destruction, Lessee shall have the option to terminate this Lease Agreement. In such event, Lessee shall pay over to Lessor the proceeds of any insurance relating to the buildings situated on the Leased Premises and the rent shall be abated effective with the date of such damage or destruction. If this Lease is not terminated, Lessee shall rebuild or repair any buildings situated on the Leased Premises.

                ARTICLE 10. - CONDEMNATION OF THE LEASED PREMISES

     If, during the term of this Lease Agreement, all of the Leased Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this Lease Agreement shall terminate effective as of the date of the taking of the Leased terminate effective as of the date of the taking of the Leased Premises by the condemning authority or as of the sale of the Leased Premises to such authority.

     If less than all of the Leased Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this Lease Agreement shall neither terminate nor shall the rent be abated.

     Lessor and Lessee shall each be entitled to receive and to retain such separate awards and portions of the lump-sum awards as may be allocated to their respective interests in any condemnation proceedings. Termination of this Lease Agreement will not affect the rights of the parties hereto to such awards.

                    ARTICLE 11. - LESSEE'S RIGHT OF PURCHASE

     Lessee shall have and is hereby granted the option to purchase the Leased Premises at any time during the term of this Lease Agreement for the fair cash market value of the property at the time said option is exercised. The fair cash market value shall be determined by a panel of three appraisers, one appraiser shall be appointed by the Lessor, one appraiser shall be appointed by the Lessee, and one appraiser shall be appointed jointly by the appraisers appointed by Lessor and Lessee. When and in the event Lessee exercises this option, Lessor shall deliver Lessee a general warranty deed to the Leased Premises at the time Lessee pays Lessor the fair cash value of the Leased Premises.

                       ARTICLE 12. - WAIVER OF SUBROGATION

     In the event Lessee sustains a loss which is covered by insurance and such loss is caused in whole or in part by acts or omissions of Lessor or its agents or employees, then Lessee agrees to look solely to the insurance proceeds and Lessee shall have no right of action against Lessor or its agents or employees. Lessee shall cause any insurance policy relating to the Leased Premises to be endorsed with a waiver of subrogation as to Lessor.

                             ARTICLE 13. - REMEDIES

     In the event Lessee defaults in the performance of its obligations hereunder, Lessor shall have the right to terminate this Lease Agreement by thirty days written notice to Lessee specifying the defaults together with Lessor's intention to terminate the Lease Agreement. The Lease Agreement shall terminate at the conclusion of said notice unless Lessee cures the defaults set forth in the notice, in which event this Lease Agreement shall remain in full force and effect.

                              ARTICLE 14. - NOTICE

     Any notice required or permitted hereunder shall be in writing and shall be sent by certified mail, return receipt requested, to Lessor c/o Joe Manning, 5608 Candlewood, Houston, Texas 77056, and Lessee at 2707 North Loop West, Houston, Texas 77008, or to such other address as either Lessor or Lessee shall designate in the manner herein set forth for the giving of notice.

                           ARTICLE 15. - PARTIES BOUND

     This Lease Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns, except as otherwise prohibited by this Lease Agreement.

                    ARTICLE 16. - PRIOR AGREEMENT SUPERSEDED

     This Lease Agreement constitutes the sole and only agreement between the parties respecting the subject matter of this Lease Agreement and supersedes any prior agreements and understandings, whether oral or written. In addition, Lessor and Lessee hereby specifically waive any rights and release the other party from any obligation under the remaining terms of that certain lease agreement relating to the Leased Premises dated as of March 1, 1983.

                             ARTICLE 17. - AMENDMENT

     No amendment or alteration of the terms hereof shall be of any force or effect unless the same shall be in writing, dated subsequent to the date of execution hereof, and duly executed by the parties hereto.

     EXECUTED THIS 1 DAY OF MARCH, 1986

                                   LESSEE:

                                   STEWART & STEVENSON SERVICES, INC.


                                   By: /s/ C. Jim Stewart II
                                       _________________________
                                       C. JIM STEWART II
                                       Chairman of the Board
LESSORS:


/s/ Joe Manning (Partner)
_________________________
JOE MANNING

__________________________
JOE MANNING, IV